SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                              INNKEEPERS USA TRUST
             (Exact name of registrant as specified in its charter)


               Maryland                                65-0503831
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      (State of incorporation or            (I.R.S. Employer Identification No.)
            organization)

       306 Royal Poinciana Way
            Palm Beach, FL                                33480
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   (Address of principal executive                      (Zip Code)
               offices)

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If this form relates to the                 If this form relates to the
registration of a class of securities       registration of a class of
pursuant to Section 12(b) of the            securities pursuant to Section 12(g)
Exchange Act and is effective               of the Exchange Act and is effective
pursuant to General Instruction             pursuant to General Instruction
A.(c), please check the following           A.(d), please check the following
box: [X]                                    box: [ ]

Securities Act registration file number to which this form relates:    None
                                                                   -------------

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        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which Each
         to be so Registered                       Class is to be Registered

      8.625% Series A Cumulative
   Convertible Preferred Shares of
 Beneficial Interest, $0.01 par value               New York Stock Exchange
---------------------------------------      -----------------------------------

                           ---------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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




Item 1.   Description of Registrant's Securities to be Registered.

          The description of the 8.625% Series A Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share (Liquidation Preference $25 per share), of Innkeepers USA Trust (the "Registrant") contained under the caption "Description of Shares of Beneficial Interest" on pages 21 through and including 28 of the Registrant's Registration Statement on Form S-3 (No. 333-58811) is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.                Description
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      1                    Amended and Restated Declaration of Trust of the
                           Registrant (previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-11
                           (Registration No. 33-81362) and incorporated by reference herein)

      2 Amendment of Declaration of Trust of the Registrant (previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (Registration No. 33-81362) and incorporated by reference herein)

      3 Articles Supplementary to the Declaration of Trust of the Registrant (previously filed as Exhibit 3.1(b) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-53919) and incorporated by reference herein)

      4                    Bylaws of the Registrant (previously filed as Exhibit
                           3.2 to the Registrant's Registration Statement on Form S-11 (Registration No. 33-81362) and incorporated by reference herein)

      5                    Form of Common Share Certificate (previously filed as
                           Exhibit 4.1 to the Registrant's Registration
                           Statement on Form S-11 (Registration No. 33-81362) and incorporated by reference herein)

      6 Form of Series A Preferred Share Certificate (previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-58811) and incorporated by reference herein)

      7 Second Amended and Restated Agreement of Limited Partnership of Innkeepers USA Limited Partnership (previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-12809) and incorporated by reference herein)

      8 Registration Rights Agreement dated May 18, 1998 between the Registrant and the Initial Purchaser (previously filed as Exhibit 10.2 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-58811) and incorporated by reference herein)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 INNKEEPERS USA TRUST



Date:  September  4, 1998                        By:   /s/ Mark A. Murphy
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                                                     Mark A. Murphy, Secretary